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Exhibit 10.34

NORTHWEST AIRLINES CORPORATION
E-COMMERCE INCENTIVE COMPENSATION PROGRAM

I    PURPOSE OF PROGRAM

        This Northwest Airlines Corporation E-Commerce Incentive Compensation Program (the "Program") is intended to provide a method for attracting, motivating, and retaining key employees to assist in the development and growth of the Company and its Subsidiaries.

II    DEFINITIONS AND CONSTRUCTION

        2.1.    Definitions.    Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a)  "Act" means The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)  "Award" means the award of one or more Points to a Participant in accordance with Article IV.

          (c)  "Award Notice" means a written notice issued by the Company to a Participant evidencing such Participant's receipt of an Award and setting forth certain terms and conditions with respect thereto in accordance with Section 4.2.

          (d)  "Base Value" means, with respect to each Phantom Unit subject to an Award, an amount equal to (i) the sum of (A) the sum of the Investment Cost of each Investment to which such Phantom Unit relates and (B) a fifteen percent compounded annual return on the Investment Cost of each such Investment, as determined in the sole discretion of the Committee, divided by (ii) the number of Phantom Units into which such Investment or group of Investments is divided (with the result rounded to the nearest cent). Notwithstanding the foregoing, at any time prior to a Change in Control the Committee may, in its sole discretion, determine at the time of the grant of any such Award that the Investment Cost component of the Base Value of such a Phantom Unit shall be greater than the amount set forth in the preceding sentence, and the Committee shall make each such determination based on such factors and information as it deems relevant.

          (e)  "Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (f)    "Board" means the Board of Directors of the Company.

          (g)  "Cause" means "Cause" as defined in an employment agreement between the Participant and the Company or a Subsidiary or if the Participant has not entered into an employment agreement with the Company or a Subsidiary, the involuntary termination of such Participant's employment by the Company (or, if applicable, a Subsidiary) based upon a determination by the Committee or an authorized officer of the Company (or such Subsidiary) that such Participant has engaged in gross negligence or willful misconduct in the performance of, or such Participant has abused alcohol or drugs rendering him or her unable to perform, the material duties and services required of him or her in his or her employment.

          (h)  "Change in Control" means any one of the following:

            (i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person"), other than one or more Permitted Holders or their Related Parties or any group comprised exclusively of Permitted Holders or their Related Parties, of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 promulgated under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such

    Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more (or, if such Person is an Institutional Investor (as such term is defined in the Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A.), 25% or more), of either (A) the then outstanding shares of common stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), and (ii) the Permitted Holders or their Related Parties collectively "beneficially own" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a lesser percentage of that which is described in each of clause (A) and (B) above and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor;

            (ii)  Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

            (iii)  Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board providing for such Business Combination; or

            (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means the Compensation Committee of the Board.

          (k)  "Company" means Northwest Airlines Corporation, a Delaware corporation.

          (l)    "Date of Grant" means the effective date of the grant of an Award to a Participant.

          (m)  "Disability" means, with respect to a Participant, such Participant's disability entitling him or her to benefits under the Company's group long-term disability plan; provided, however, that if such Participant is not eligible to participate in such plan, then such Participant shall be considered to have incurred a "Disability" if and when the Committee determines in its discretion that such Participant has become incapacitated for a period of at least 180 days by accident, sickness, or other circumstance which renders such Participant mentally or physically incapable of performing the material duties and services required of him or her in his or her employment on a full-time basis during such period.

          (n)  "Disposition" means, with respect to each Investment, a transfer, sale, exchange or other disposition of all or a portion of such Investment by the Company or a Subsidiary, as applicable, to one or more Transferees. A Disposition shall include a Stockholder Disposition. A Disposition shall not include the exercise of a convertible security (including an option or warrant), but such an exercise shall require an adjustment to related Awards pursuant to Section 4.6. The Committee may determine that a transaction involving an exchange of a security for other consideration is not a Disposition (1) to the extent such other consideration consists of securities other than Publicly Traded securities that are Liquid, or (2) to the extent that such transaction is effected on a tax- free basis to the Company or the applicable Subsidiary (and, in connection with such determination, the Committee may make any appropriate adjustments to related Awards pursuant to Section 4.6). For purposes of determining Market Value under the Program, the net proceeds of a Disposition of an Investment shall be allocated to Phantom Units in accordance with the number of Phantom Units into which such Investment is divided.

          (o)  "Distribution" means, with respect to each Investment, a dividend or other distribution (other than a dividend or distribution that the Committee has determined should be included as a part of such Investment or with respect to which an adjustment is made to an outstanding Award pursuant to Section 4.6) received with respect to such Investment by the Company or a Subsidiary, as applicable.

          (p)  "Effective Date" means December 7, 2000.

          (q)  "Eligible Employee" means any individual who is an officer or a highly compensated management level employee of the Company or any parent corporation or Subsidiary.

          (r)  "Follow-up Award" shall have the meaning assigned to such term in Section 4.5.

          (s)  "Follow-up Investment" means, with respect to a then-existing Investment, any other equity holding that is subsequently acquired by the Company or a Subsidiary based on the satisfaction of performance targets, vesting provisions, or other terms and conditions set forth in one or more agreements (as the same may be amended from time to time) to which the Company or a Subsidiary is a party, which agreement(s) were entered into in connection with such Investment.

          (t)    "Investment" means each equity holding of the Company or a Subsidiary in an e-commerce or internet-based business that is subject to the Program, as determined by the Committee. The term "Investment" shall include a Follow-Up Investment, but each Follow-Up Investment shall be considered a new separate Investment. For purposes of Section 2.1(s) and this Section 2.1(t), an "equity holding" means any interest (including, without limitation, an option or warrant) in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

          (u)  "Investment Cost" means the actual out-of-pocket cost of an Investment (as determined by the Committee) to the Company or a Subsidiary that is paid to the issuer or seller of such Investment.

          (v)  "Investment Period" means (i) with respect to an Investment (other than a Follow-up Investment), the 10-year period beginning on the first Date of Grant of an Award (or, with respect to an Investment added to an Award following the Date of Grant, the date such Investment is added to an Award) to any individual with respect to such Investment, and (ii) with respect to each Follow-up Investment, the 10-year period beginning on the first Date of Grant of an Award (or, with respect to an Investment added to an Award following the Date of Grant, the date such Investment is added to an Award) to any individual with respect to the original Investment to which such Follow-up Investment relates.

          (w)  "Liquid" means, with respect to each Investment, a determination by the Committee that (i) the Company or a Subsidiary, as applicable, could sell all or substantially all of such Investment under Rule 144 promulgated under the Securities Act of 1933, pursuant to an effective registration statement under the Securities Act of 1933 (or under a similar procedure under foreign law), or otherwise without material transfer restrictions being imposed on a non-affiliate Transferee as a result thereof, (ii) any such sale is not prohibited by law, regulation, court or administrative order, rule of an exchange or market, contract, or otherwise, (iii) any such sale will not result in liability of the Company or any Subsidiary under Section 16(b) of the Securities Exchange Act of 1934, as amended (either because of transactions (including Award redemptions) already effected or because of prospective transactions (including Award redemptions) determined by the Committee to be reasonably probable), and (iv) there is an established public trading market for the securities comprising such Investment which can be used to reasonably determine the Market Value of the Phantom Units relating to such Investment. Any other Investment may be considered Liquid if the Committee so determines in its sole discretion.

          (x)  "Market Value" means, the amount determined by the Committee to be the value of such Phantom Unit as of such date (with the result rounded to the nearest cent). Market Value shall be determined by the Committee as follows:

            (i)    If a Disposition (other than a Stockholder Disposition) has occurred with respect to all or a portion of the Investment or Investments to which such Phantom Unit relates, then the Market Value of such Phantom Unit as of the date of such Disposition shall equal the sum of (A) the fair market value of the Distributions allocable to such Phantom Unit that have been received by the Company or a Subsidiary with respect to such Investment or Investments from the Date of Grant of the applicable Award to the date of such Disposition (increased, in the case of any Distribution received in cash, by 7% per annum from the date of receipt of such Distribution by the Company or a Subsidiary to the date of such Disposition) and (B) the fair market value of the net proceeds to the Company or a Subsidiary with respect to such Disposition that are allocable to such Phantom Unit. The fair market value determinations required pursuant to the preceding sentence shall be made in good faith by the Committee as of the date of such Disposition.

            (ii)  If a Disposition of all or a portion of the Investment or Investments to which such Phantom Unit relates has not occurred and if such Investment or Investments are Publicly Traded as of the date the Market Value of such Phantom Unit is required to be determined under the Program, then the Market Value as of such date of such Phantom Unit shall equal the sum of (A) the fair market value of the Distributions allocable to such Phantom Unit that have been received by the Company or a Subsidiary with respect to such Investment or Investments from the Date of Grant of the applicable Award to the date of such valuation (increased, in the case of any Distribution received in cash, by 7% per annum from the date of receipt of such Distribution by the Company or a Subsidiary to the date of such valuation) and (B) the fair market value of such Phantom Unit based on the average of the high and low sales price of the security that constitutes the related Investment or Investments as of the date of such valuation (or the immediately preceding Trading Day on which a sale occurs if no sale occurs on such date) on the principal exchange for such Investment or Investments. The fair market value determinations required pursuant to the preceding sentence shall be made in good faith by the Committee as of the date of such valuation.

            (iii)  If a Stockholder Disposition of the Investment or Investments to which such Phantom Unit relates has occurred at a time when such Investment or Investments are Publicly Traded, then the Market Value of such Phantom Unit as of the date of such Stockholder Disposition shall be determined as provided in clause (ii) above (applied by substituting the date of such Stockholder Disposition for the date of such valuation referred to in clause (ii)).

            (iv)  If a Disposition of such Investment or Investments has not occurred and the Investment or Investments to which such Phantom Unit relates is not Publicly Traded as of the date the Market Value of such Phantom Unit is required to be made under the Program, then the Market Value shall be determined by the Committee. The Committee's determination shall be made in good faith and shall be based on a valuation opinion prepared by a Valuation Expert who shall be selected by the Committee. The Committee shall cause the opinion of the Valuation Expert (who shall determine the fair market value of the Investment to which such Phantom Unit relates) to be prepared no later than 60 days after the date as of which the Market Value is being determined. The Market Value determined by the Committee based on the opinion of the Valuation Expert shall be increased by the Committee to reflect the fair market value (determined in good faith by the Committee) of the Distributions allocable to such Phantom Unit that have been received by the Company or a Subsidiary with respect to such Investment from the Date of Grant of the applicable Award to the date of such valuation (increased, in the case of any Distribution received in cash, by 7% per annum from the date of receipt of such Distribution by the Company or a Subsidiary to the date of such valuation). All costs and expenses of the Valuation Expert shall be borne by the Company.

          (y)  "Measurement Date" shall have the meaning assigned to such term in Section 6.3.

          (z)  "PAR" means the right to receive the excess, if any, of (i) the aggregate Market Value attributable to all Investments relating to a Phantom Unit over (ii) the Base Value of such Phantom Unit.

        (aa)  "Participant" means an Eligible Employee who has been granted an Award.

        (bb)  "Permitted Holders" means each of Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek or Richard C. Blum and Richard C. Blum & Associates—NWA Partners, L.P., and also includes the Company and any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

        (cc)  "Person" means a "person", as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

        (dd)  "Phantom Unit" means the Committee's determination of the unit by which to measure value, price, or amount with regard to an Investment or group of Investments. At the time that the first Award is made with respect to an Investment or group of Investments, the Committee shall determine in its sole discretion the number of Phantom Units into which such Investment or group of Investments shall be divided. If the Committee does not designate the number of Phantom Units into which a particular Investment or group of Investments is to be divided, then the Investment or group of Investments shall be divided into one thousand Phantom Units. The Committee may, following the Date of Grant of an Award, add additional Investments, Follow-Up Investments or groups of Investments for purposes of determining the value, price or amount of a Phantom Unit subject to such Award.

        (ee)  "Point" means .1% of the Phantom Units relating to an Investment or group of Investments.

          (ff)  "Program" means this Northwest Airlines Corporation E-Commerce Incentive Compensation Program, as amended from time to time.

        (gg)  "Publicly Traded" means, with respect to a particular Investment, that securities which are of the same class as the securities constituting all or substantially all of such Investment are either (i) registered under section 12 of the Securities Exchange Act of 1934, as amended, and listed on a U.S. national or regional stock exchange or reported by the NASDAQ National Market System or (ii) listed for trading on a national or regional stock exchange or market in a foreign country. An Investment shall also be considered to be Publicly Traded if the Committee determines that the Company or a Subsidiary could readily acquire by conversion, exchange, exercise or otherwise one or more securities described in the preceding sentence with respect to all or substantially all of such Investment, and, under such circumstances, the Committee shall make appropriate and equitable adjustments to affected PARs and Awards (including, without limitation, adjustments to the determinations of the Base Value and Market Value applicable to related Phantom Units) in connection with any redemption thereof under Article VI.

        (hh)  "Redemption Amount" means, with respect to the vested portion of a PAR, the excess, as of a specified date of (i) the sum of (A) the Market Value as of such date of all or any portion of Investments not subject to a Disposition and (B) the Market Value of all or any portion of Investments subject to a Disposition (as of such Disposition) over (ii) the sum of (A) the Base Value as of such date of such Phantom Unit and (B) all allocations with respect to such Phantom Unit attributable to Investments subject to a Disposition.

          (ii)  "Related Parties" with respect to any Permitted Holders means (i) any spouse or immediate family member of such Permitted Holder, any trust created primarily for the benefit of any such individual or such individual's estate, executor, administrator, committee or other personal representatives or beneficiaries; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of one or more of such Permitted Holders and/or such other Person referred to in the immediately preceding clause (i).

          (jj)  "Stockholder Disposition" means, with respect to each Investment, a distribution or other disposition of all or a portion of such Investment to the Company's stockholders on a pro-rata basis.

        (kk)  "Subsidiary" means any entity with respect to which the Company, directly or indirectly through one or more other entities, owns equity interests possessing 50 percent or more of the total combined voting power of all equity interests of such entity (excluding voting power that arises only upon the occurrence of one or more specified events).

          (ll)  "Termination of Service" means the termination of a Participant's employment with the Company and its Subsidiaries.

      (mm)  "Trading Day" means, with respect to any Investment, a day during which trading in securities generally occurs in the principal securities market on which such Investment is traded.

        (nn)  "Transferee" means any person, corporation, partnership, limited liability company or partnership, association, trust, or other entity or organization that is not the Company or a Subsidiary.

        (oo)  "Valuation Expert" means, with respect to each Investment, a nationally recognized investment banking firm experienced in the valuation of property similar to such Investment.

        2.2.    Number, Gender, Headings, and Periods of Time.    Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender. The Section headings herein are included solely for convenience. If there is any conflict between such headings and the text of the Program, the text shall control. Any reference in the Program to a period or number of days, weeks, months, or years shall mean, respectively, calendar days, calendar weeks, calendar months, or calendar years unless expressly provided otherwise.

III    ADMINISTRATION

        3.1.    Administration by the Committee.    The Program shall be administered by the Committee. The Committee may delegate such administrative matters hereunder as it deems appropriate to officers of the Company.

        3.2.    Powers of the Committee.    The Committee shall supervise the administration and enforcement of the Program according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes. The Committee shall have all of the powers specified for it under the Program, including, without limitation, the power: (a) to select Eligible Employees to receive Awards; (b) to determine all provisions, conditions, and terms relating to any Award, including, without limitation, determinations as to the Date of Grant, the Base Value, the Market Value, the number of PARs subject to an Award, and any adjustments thereto; (c) from time to time to establish rules and procedures for the administration of the Program, which are not inconsistent with the provisions of the Program, and any such rules and procedures shall be effective as if included in the Program; (d) to construe in its discretion all terms, provisions, conditions, and limitations of the Program, any Award, and any Award Notice; (e) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Program or in any Award or Award Notice in such manner and to such extent as the Committee shall deem appropriate; (f) to make determinations as to whether a Disposition of an Investment has occurred; (g) to make determinations as to whether an Investment is Publicly Traded and/or Liquid; (h) to make determinations as to whether an equity holding constitutes a Follow-up Investment; (i) to make determinations that an equity holding is not an Investment; and (i) to make all other determinations necessary or advisable for the administration of the Program. If the Committee determines that the cost of administration of the Program, or the cost to the Company or its Subsidiaries of administration or oversight of Investments, becomes material, the Committee may take such costs into account in determining Base Value relating to future Awards.

        3.3.    Committee Decisions Conclusive; Standard of Care.    The Committee shall, in its sole discretion exercised in good faith (which, for purposes of this Section 3.3, shall mean the application of reasonable business judgment), make all decisions and determinations and take all actions necessary in connection with the administration of the Program. All such decisions, determinations, and actions by the Committee shall be final, binding, and conclusive upon all persons. The Committee shall not be liable for any decision, determination, or action taken in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company's officers, employees, or other persons (including the Valuation Experts and their employees and representatives) as to matters the Committee reasonably believes are within such other person's professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith. To the full extent permitted by law, no liability whatsoever shall attach to or be incurred by any officers or directors, as such, of the Company or any of its Subsidiaries, under or by reason of the Program or the administration thereof.

IV    PARTICIPATION, AWARDS AND AWARD NOTICES

        4.1.    Participation.    Each Eligible Employee shall be eligible to be selected to be a Participant. Subject to the provisions of Sections 4.3, 4.4, and 4.5, (a) the granting of Awards to Eligible Employees shall be determinations made by and in the discretion of the Committee and (b) Awards shall be granted by the Committee from time to time, and at such times, as the Committee in its sole discretion may determine. The Committee may grant any number of Awards to any one Eligible Employee without regard to the number of Awards granted to any other Eligible Employee.

        4.2.    Award Notices.    The Company shall provide an Award Notice to each individual who receives an Award relating to a particular Investment. Each Award Notice evidencing an Award shall specify (a) the Date of Grant of such Award, (b) the Investment or group of Investments to which such Award relates, (c) the number of Points subject to such Award, (d) the methodology for determining the Base Value of each Phantom Unit subject to such Points, (e) the vesting schedule and/or other requirements pursuant to which the Participant who holds such Award shall obtain a vested interest in the Investments subject to the Award (to the extent such schedule or requirements differ from the provisions contained in Article V), and (f) such other terms and conditions as the Committee may determine in its sole discretion.

        4.3.    Limitations on PARs.    The aggregate number of PARs that may be subject to Awards granted with respect to a particular Investment shall not exceed, in the aggregate, 20% of the number of Phantom Units into which such Investment has been divided.

        4.4.    Allocation of PARs.    Up to the aggregate PARs available under Section 4.3 may be allocated among Participants by the Committee based on a number of Points that in the aggregate represent 20% of such Phantom Units, with each Point representing .1% of such Phantom Units. For example, an Award of 10 Points would represent a grant of PARs on 1% of the total Phantom Units into which the Investment was divided (Such an Award would also represent 5% of the PARs available to be granted under the Program with respect to the Investment or group of Investments).

        4.5.    Special Provisions Concerning Awards with respect to Follow-up Investments.    If (a) a Participant has received an Award with respect to an existing Investment or group of Investments prior to the date a Follow up Investment with respect to such existing Investment or group of Investments is acquired by the Company or a Subsidiary, (b) such Participant is either an Eligible Employee or, in the case of a Follow-up Investment made after a Change in Control, has a vested interest in such Award as of the date of such acquisition and (c) such Award has not been canceled pursuant to Section 5.3, then such Participant shall receive an Award with respect to such Follow-up Investment (a "Follow-up Award") as of the date the Follow-up Investment is acquired by the Company or a Subsidiary. In the case of a Participant who is an Eligible Employee at the time such Follow-up Award is made, (i) such Participant's vested interest in such Follow-up Award shall at all times be equal to his or her vested interest in his or her Award relating to the existing Investment or group of Investments and (ii) the number of PARs subject to such Follow-up Award shall be no less than an amount that bears the same ratio to the number of Phantom Units into which such Follow-up Investment has been divided as the number of PARs subject to such Participant's Award relating to the existing Investment or group of Investments bears to the number of Phantom Units into which the existing Investment or group of Investments was divided. In the case of a Participant who is not an Eligible Employee at the time such Follow-up Award is made, such Participant shall have no interest in the Follow-up Award; provided that if such Follow-up Award was made after a Change in Control, (A) the Participant's vested interest in such Follow-up Award shall at all times be equal to 100% and (B) the number of PARs subject to such Follow-up Award shall equal (1) such Participant's vested interest in his or her Award relating to the existing Investment multiplied by (2) an amount that bears the same ratio to the number of Phantom Units into which such Follow-up Investment has been divided as the number of PARs subject to such Participant's Award relating to the existing Investment or group of Investments bears to the number of Phantom Units into which the existing Investment or group of Investments was divided. The provisions of this Section 4.5 shall apply separately to each Award held by a Participant with respect to such existing Investment or group of Investments.

        4.6.    Adjustments to Outstanding Awards.    In the event of (a) any recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, exchange, or other relevant change in capitalization of any company or other entity issuing securities constituting an Investment occurring after the date of the grant of any Award relating to such Investment, (b) a capital contribution by the Company or a Subsidiary to any company or entity issuing securities constituting an Investment occurring after the date of the grant of any Award relating to such Investment, (c) the exercise by the Company or a Subsidiary of an option, warrant, or other purchase right constituting an Investment after the date of the grant of any Award relating to such Investment, or (d) the occurrence of any other event which, in the judgment and sole discretion of the Committee, should cause a change in the rights of the Participants with respect to their Awards under the Program, then the Committee shall make such adjustments under the Program and to any outstanding Awards with respect to the number of PARs subject to such Awards, the Base Value of the Phantom Units subject to such PARs, the number of Phantom Units relating to such Investment or any other term or condition applicable to such PARs or Awards (including, without limitation, dividing an Award into two or more Awards) as, in the sole discretion of the Committee, shall (i) be equitable and appropriate under the circumstances, (ii) be consistent with the intent of the Program, and (iii) preclude an increase in the compensation payable to a Participant with respect to an Award beyond that which was intended under the Program. Subject to the principles set forth in clauses (i), (ii), and (iii) of the preceding sentence, Awards may also be adjusted by the Committee as provided in other provisions of the Program. Any adjustments made by the Committee pursuant to this Section shall be final, binding, and conclusive on all parties.

V    VESTING OF AWARDS

        5.1.    Determination of Vested Interest.    Subject to the provisions of Section 4.5, a Participant shall become vested in an Investment subject to an Award at the rate of 25% for each full one-year period (commencing on the Date of Grant of such Award or, with respect to an Investment added to an Award following the Date of Grant, the date such Investment is added to the Award) that the Participant remains continuously employed by the Company or a Subsidiary, up to 100%. Further, if a Participant incurs a Termination of Service by reason of death or Disability, then such Participant shall obtain on the date of such termination a 100% vested interest in all the Investments then subject to outstanding Awards held by such Participants. Notwithstanding the preceding provisions of this Section, the Committee may, in its sole discretion, provide in an Award Notice or in an employment agreement a different vesting schedule or vesting provisions pursuant to which a Participant shall become vested in the Investment or Investments subject to his or her Award(s).

        5.2.    Termination of Service other than for Cause and not by reason of death or Disability.    Except as provided in Section 5.4 and unless otherwise provided in an Award Notice or a Participant's employment agreement, as of the date a Participant incurs a Termination of Service other than for Cause (and not by reason of death or Disability), (a) such Participant's vested interest in all Investments subject to Awards shall be frozen, (b) the vested interest of such Participant in the Investment or Investments subject to his or her Awards shall not increase after such date, and (c) the nonvested PARs (determined as of such date) subject to such Awards shall be surrendered to the Company and canceled. Notwithstanding the preceding provisions of this Section, the Committee may, in its sole discretion, provide in an Award Notice or in an employment agreement a different vesting schedule or vesting provisions pursuant to which a Participant shall become vested in his or her Award(s).

        5.3.    Termination of Service for Cause.    Upon a determination by the Committee that a Participant has incurred a Termination of Service for Cause, (a) all outstanding Awards (including the vested PARs and nonvested PARs subject thereto) shall be canceled, effective as of the date of such Termination of Service, (b) no outstanding PARs under Awards held by such Participant shall be redeemable, and (c) no amount, including, without limitation, any amount payable under Article VI, shall be paid under the Program to such Participant from and after the date of such Termination of Service. Such Participant shall surrender all outstanding Awards to the Company, and all Awards of such Participant shall be canceled.

        5.4.    Special Change in Control Vesting Provisions.    Notwithstanding any other provision of the Plan, in the event of a Change in Control, Investments subject to outstanding Awards shall vest in accordance with the following:

          (a)  If the Change in Control occurs pursuant to Section 2.1(h)(i) hereof, the Participant shall become 100% vested in all Investments subject to then outstanding Awards held by such Participant immediately upon termination of the Participant's employment by the Company other than for Cause or by the Participant with Good Reason (i) at any time after the occurrence of the Change in Control or (ii) before the occurrence of the Change in Control if such termination is in connection with such Change in Control; and

          (b)  If the Change in Control occurs pursuant to Section 2.1(h)(ii), (iii) or (iv) hereof, the Participant shall become 100% vested in all Investments subject to then outstanding Awards held by such Participant immediately upon the effective date of such Change in Control.

        5.5.    Accelerated Vesting.    At any time, and from time to time, the Committee may in its sole discretion accelerate the vesting of an Investment subject to an Award such that the Participant who holds such Award will have a greater vested interest than such Participant would have otherwise had pursuant to the preceding provisions of this Article V or the vesting schedule set forth in the Award Notice evidencing such Award or such Participant's employment agreement. Actions by the Committee pursuant to this Section may vary among Participants and may vary among the Awards held by an individual Participant.

VI    AWARD REDEMPTIONS

        6.1.    Redemption Upon Disposition of All or a Portion of an Investment.

          (a)  As soon as administratively feasible after the date of a Disposition, the Committee shall determine, with respect to each outstanding Award relating to the Investment subject to such Disposition, the number of PARS, if any, outstanding and shall allocate to each such PAR the amount equal to the excess, if any, of (i) the sum of (A) the Market Value (as of the Disposition) of the Investment subject to such Disposition and (B) the Market Value of Investments subject to Dispositions prior to such date over (ii) the sum of (A) the Base Value (as of such date) of such Award and (B) amounts previously allocated to such Award as a result of prior Dispositions.

          (b)  As soon as practicable after such allocation, unless the Participant has previously deferred receipt pursuant to Section 6.3, the Participant shall receive the amount allocated to any of his or her vested PARs; provided, however, that, unless otherwise determined by the Committee, no allocation shall be paid to a Participant prior to the third anniversary of the Date of Grant. Unless otherwise provided by the Committee, the remainder of the allocated amount shall be paid out within 30 days after the later of (i) the third anniversary of the Date of Grant of the Award and (ii) each date on which the unvested Investments subject to PARs become vested, together with 7% interest (compounded annually) on such additional payment for the period beginning on the date of the payment pursuant to the preceding sentence and ending on the date of payment of such additional payment. Upon payment by the Company with respect to a PAR as provided above, the portion of PAR so redeemed shall be surrendered to the Company and canceled. All payments under this Section shall be made in cash.

          (c)  Redemption Upon Expiration of Investment Period.    As soon as administratively feasible after the last day of the Investment Period relating to an Investment or group of Investments, the Company shall redeem the PARs relating to such Investment or group of Investments under such Award. The amount paid by the Company to a Participant who is entitled to a redemption payment pursuant to this Section 6.1(c) shall be the Redemption Amount applicable to such PARs, determined as of the end of the Investment Period. A redemption payment provided for in this Section shall be paid to the Participant in a single lump sum cash payment as soon as administratively practicable, but not later than 60 days, after the last day of the applicable Investment Period.

        6.2.    Limitations with respect to Redemption Payments.    Notwithstanding any provision herein to the contrary, (a) except as expressly provided in this Article VI, a Participant shall not have any right to any payment under the Program and (b) in no event shall a payment be made with respect to the portion of an Award in which a Participant does not have a vested interest.

VII    TERMINATION, AND AMENDMENT OF PROGRAM

        7.1.    Inception, Termination and Amendment.    The Program shall commence on the Effective Date. The Committee may amend the Program at any time and from time to time, and the Committee may at any time terminate the Program; provided, however, that the Program may not be amended or terminated in a manner that would impair (a) the rights of a Participant with respect to an outstanding Award or (b) the right of a Participant with respect to an existing Investment or group of Investments as of the date of such amendment or termination to receive (or the Base Value of) an Award with respect to a related Follow-up Investment pursuant to Section 4.5, without, in each such case, the consent of such Participant. The Committee shall remain in existence after the termination of the Program for the period determined necessary by the Committee to facilitate the termination of the Program, and all provisions of the Program that are necessary, in the opinion of the Committee, for equitable operation of the Program during such period shall remain in force.

VIII    MISCELLANEOUS PROVISIONS

        8.1.    No Effect on Employment Relationship or any Employee Benefit Plan.    Nothing in the adoption of the Program, the grant of Awards, or the payment of amounts under the Program shall confer on any person the right to continued employment by the Company or any Subsidiary or affect in any way the right of the Company (or a Subsidiary, if applicable) to terminate such employment at any time. Unless otherwise provided in a written employment agreement, the employment of each Participant shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Participant's employer for any reason whatsoever, with or without cause. Any Redemption Amount paid with respect to any Award constitutes a cash bonus paid under a long term incentive plan or program adopted by Company and shall be excluded from such Participant's compensation for purposes of calculating benefits payable under any employee benefit plan of the Company, its Subsidiaries and affiliates.

        8.2.    Prohibition Against Assignment or Encumbrance.    No Award, PAR, or other right, title, interest, or benefit hereunder shall be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any Award, PAR, or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program. Payments with respect to an Award shall be payable only to the Participant (or (a) in the event of a Disability, his or her duly appointed legal representative and (b) in the event of the death, his or her estate). The provisions of the Program shall be binding on all successors and assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

        8.3.    Unfunded, Unsecured Program.    The Program shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain individuals from its general assets in accordance with the Program. Each Award and PAR granted under the Program merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Company, any Subsidiary, or any of their assets (including, without limitation, any Investment or any Distribution with respect to any Investment). Neither the establishment of the Program, the granting of Awards, nor any other action taken in connection with the Program shall be deemed to (a) create any interest in an Investment (nor to constitute the direct or indirect sale, transfer, assignment, pledge or other disposition thereof (or of any part thereof) or of any interest therein), (b) create an escrow or trust fund of any kind, (c) create any fiduciary relationship of the Company or any Subsidiary, or of any officer, director, employee or agent thereof, with respect to any Investment or any Participant, or (d) restrict or affect in any way the acquisition, holding, voting, disposition or the taking of any action with respect to any Investment by the Company or any Subsidiary.

        8.4.    Tax Withholding.    The Company and the Subsidiaries may withhold, from a Participant's payment under the Program, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal, or foreign laws associated with such payment. The Company and the Subsidiaries may take any other action as may in their opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

        8.5.    Governing Law.    The Program shall be construed, enforced, and administered according to the laws of the State of Minnesota, excluding any conflict-of-law rule or principle thereof.

        As Adopted: December 7, 2000

NORTHWEST AIRLINES CORPORATION
E-COMMERCE INCENTIVE COMPENSATION PROGRAM
AWARD NOTICE

Participant:	Date of Grant:

        1.    Grant of the Award.    The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an award of              Points (the "Award"). Each Point represents a PAR on .1% of the Phantom Units relating to the Investments, subject to adjustment as provided in the Program, listed on Exhibit A. Each PAR represents the right to receive the excess, if any, of (i) the aggregate Market Value attributable to the Investment or group of Investments relating to a Phantom Unit over (ii) the Base Value of such Phantom Unit. This grant is made pursuant to the terms of the Northwest Airlines Corporation E-Commerce Incentive Compensation Program (the "Program"), which Program, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Program. The Base Value of each Phantom Unit shall represent the quotient of (i) the sum of (A) the Investment Cost of each Investment to which the Phantom Unit relates and (B) a fifteen percent (15%) compounded annual return on the Investment Cost of each Investment divided by (ii) one thousand (1,000) Phantom Units.

        2.    Vesting.    Subject to the Participant's continued employment with the Company and its Subsidiaries, each Investment subject to the Award shall vest with respect to 25% of such Investment on the first anniversary of the date corresponding to such Investment on Exhibit A (the "Vesting Date"), and shall vest with respect to an additional 25% of such Investment on each subsequent anniversary of the Vesting Date, until such Investment is 100% vested. If the Participant's employment with the Company and its Subsidiaries terminates for any reason, the Award, to the extent not then vested, shall be canceled without consideration; provided, however, that if the Participant's employment is terminated due to death or Disability, the Investments subject to the Award shall become 100% vested on the date of such termination. If the Participant's employment with the Company and its Subsidiaries terminates for any reason the Participant's vested interest in all Investments subject to the Award shall be frozen; provided, however, that if the Participant's employment is terminated by the Company for Cause, the Participant's vested interest in all Investments subject to the Award shall be canceled without consideration. Notwithstanding the foregoing, (i) in the event of a Change in Control pursuant to Section 2.1(h)(i) of the Plan, the Investments subject to the Award shall become 100% vested immediately upon the termination of the Participant's employment by the Company other than for Cause or by the Participant for Good Reason (A) at any time after the occurrence of the Change in Control or (B) before the occurrence of the Change in Control if such termination is in connection with such Change in Control and (ii) in the event of a Change in Control pursuant to Section 2.1(h)(ii), (iii) or (iv) of the Plan, the Investments subject to the Award shall become 100% vested immediately upon the effective date of such Change in Control.

        3.    No Right to Continued Employment.    Neither the Program nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or an Subsidiary may at any time dismiss the Participant free from any liability or any claim under the Program or this Agreement, except as otherwise expressly provided herein.

        4.    Transferability.    Payments with respect to the Award shall be payable only to the Participant during the Participant's lifetime and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

        5.    Unfunded, Unsecured Award.    The Award shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to the Participant from its general assets in accordance with the Program. The Award merely constitutes a mechanism for measuring such incentive compensation and does not constitute a property right or interest in the Company, any Subsidiary, or any of their assets (including, without limitation, any Investment or any Distribution with respect to any Investment).

        6.    Withholding.    The Company and the Subsidiaries may withhold, from a Participant's payment under the Award, or from any other payment to such Participant, an amount necessary to satisfy any and all tax withholding obligations arising under applicable local, state, federal, or foreign laws associated with such payment. The Company and the Subsidiaries may take any other action as may in their opinion be necessary to satisfy all obligations for the payment and withholding of such taxes.

        7.    Notices.    Any notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at:

    Northwest Airlines Corporation
    5101 Northwest Drive
    St. Paul, Minnesota 55111-3034
    Attn: Secretary

and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

        8.    Choice of Law.    THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, EXCLUDING ANY CONFLICT-OF-LAW RULE OR PRINCIPLE THEREOF.

        9.    Award Subject to Program.    By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Program. The Award is subject to the Program. In the event of a conflict between any term or provision contained herein and a term or provision of the Program, the applicable terms and provisions of the Program will govern and prevail.

        10.    Signature in Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NORTHWEST AIRLINES CORPORATION
By: Name: Title:
PARTICIPANT
By:

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NORTHWEST AIRLINES CORPORATION E-COMMERCE INCENTIVE COMPENSATION PROGRAM